Exhibit 99.1

Waste Connections Announces Senior Notes Offering

TORONTO, ONTARIO, August 4, 2022 – Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced today that it plans to proceed, subject to market and other conditions, to offer senior notes (the “Notes”) in an underwritten public offering (the “Offering”). The Notes will be senior unsecured obligations of the Company. Waste Connections intends to use the net proceeds from this offering to repay a portion of the borrowings outstanding under its revolving credit facility provided under its credit agreement.

BofA Securities, J.P. Morgan, MUFG and Wells Fargo Securities are acting as joint book-running managers and underwriters for the Offering. The Offering will be made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2021 (the “Registration Statement”). Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering may be obtained by contacting BofA Securities, Inc. at 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, toll-free at 1-800-294-1322 or at dg.prospectus_requests@bofa.com, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York, 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, or by telephone at (212) 834-4533, MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, or toll-free at 877-649-6848 or Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attn: WFS Customer Service, toll-free at 1-800-645-3751 or at wfscustomerservice@wellsfargo.com. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any offer, solicitation or sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, along with resource recovery primarily through recycling and renewable fuels generation.  Waste Connections serves more than eight million residential, commercial and industrial customers in mostly exclusive and secondary markets across 43 states in the U.S. and six provinces in Canada.  Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events, including the potential Offering and the Company’s use of proceeds. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks, assumptions and uncertainties. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed in the preliminary prospectus supplement and the accompanying base prospectus, which are both a part of the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and those risk factors set forth from time to time in the Company’s other filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (832) 442-2153
maryannew@wasteconnections.com	joe.box@wasteconnections.com